Exhibit 99.1

INSULET REPORTS FIRST QUARTER 2013 RESULTS

Revenue and Gross Profit Increase by Over 20% from Prior Year

Strong Demand for the New OmniPod Insulin Pump During Initial Launch

Second Consecutive Quarter of Operating Cash Profitability

BEDFORD, MA, May 6, 2013 - Insulet Corporation (NASDAQ: PODD), the leader in tubeless insulin pump technology with its OmniPod® Insulin Management System, today announced financial results for the first quarter ended March 31, 2013.

First Quarter Results

First quarter 2013 revenue increased 20% to $57.4 million, compared to $47.8 million in the first quarter of 2012. Gross profit for the first quarter of 2013 improved by 24% to $25.2 million, as compared to a gross profit of $20.3 million for the first quarter of 2012. The increase in revenue and gross profit was driven by sales of the new OmniPod both in the US and in international markets. The Company launched the new OmniPod in the US in February 2013.

Operating loss for the first quarter of 2013 was $6.2 million, compared to an operating loss of $10.9 million in the first quarter of 2012, an improvement of 43%. Operating expenses remained relatively unchanged at $31.4 million in the first quarter of 2013 compared to $31.2 million in the first quarter of 2012.

Net loss for the first quarter of 2013 was $10.7 million, or $0.20 per share, compared to a net loss of $14.8 million, or $0.31 per share, for the first quarter of 2012.

“We are pleased with the initial launch of the new, smaller and lighter OmniPod in the U.S.,” said Duane DeSisto, President and Chief Executive Officer of Insulet. “Our customers and healthcare professionals have been sharing their positive feedback about the reduced size, ease of use and change to the insulin on board calculation. Demand for the new OmniPod has been tremendous with referrals and initial shipments up by more than 40% over the last two months as compared to the prior year. In the coming weeks, we expect to begin converting the existing customer base to the new OmniPod and continue to expect the transition to be completed by the end of the third quarter.”

As of March 31, 2013, the Company had cash and cash equivalents of $148.1 million compared to $57.3 million at December 31, 2012. In January 2013, the Company sold approximately 4.7 million shares of common stock at $20.75 per share and received net proceeds of approximately $92.8 million.

Guidance
For the year ending December 31, 2013, the Company reiterates its estimate that revenue will be in the range of $240 to $255 million. For the second quarter of 2013, the Company expects that revenue will be in the range of $59 to $62 million.

Conference Call
Insulet will host a conference call on Monday, May 6, 2013 at 5:00PM Eastern time to discuss the Company’s first quarter 2013 results and present information concerning its business, strategies and outlook. To listen to the conference call, please dial (877) 831-5664 for domestic callers and (832) 412-1780 for international callers. The passcode is 53298530. A replay of the conference call will be available two hours after the start of the call through July 6, 2013 by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international), passcode 53298530. An online archive of the conference call will also be available by accessing the Investor Information section of the company's website at http://investors.insulet.com.

About Insulet Corporation
Insulet Corporation (NASDAQ: PODD) is an innovative medical device company dedicated to making the lives of people with diabetes easier. Through its OmniPod Insulin Management System, Insulet seeks to expand the use of insulin pump therapy among people with insulin-dependent diabetes. The OmniPod is a revolutionary and easy-to-use tubeless insulin pump that features just two parts and fully-automated cannula insertion. Insulet's subsidiary, Neighborhood Diabetes, is a leading distributor for diabetes products and supplies, delivered through a high touch customer service model. To read inspiring stories of people with diabetes living their lives to the fullest with OmniPod, visit our customer blog, Suite D: http://suited.myomnipod.com. Founded in 2000, Insulet Corporation is based in Bedford, Mass. For more information, please visit: http://www.myomnipod.com.

Forward-Looking Statement
The 2013 financial results contained in this news release are subject to finalization in connection with the preparation of the Company's Annual Report on Form 10-K for the year ended December 31, 2012. This press release contains forward-looking statements concerning Insulet's expectations, anticipations, intentions, beliefs or strategies regarding the future, including those related to its expected revenue, the future operations of the Neighborhood Diabetes business, planned expansion in the U.S. and abroad, particularly with respect to its agreement with Ypsomed, product demand, the impact of the OmniPod System on the insulin pump market, regulatory matters and financial performance. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on Insulet. There can be no assurance that future developments affecting Insulet will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with the Company's dependence on the OmniPod System;

Insulet's ability to increase customer orders and manufacturing volumes; adverse changes in general economic conditions; impact of healthcare reform legislation; risks related to the implementation of a national mail-order competitive bid program; Insulet's inability to raise additional funds in the future on acceptable terms or at all; potential supply problems or price fluctuations with sole source or other third-party suppliers on which Insulet is dependent; failure by Insulet to retain supplier pricing discounts and achieve satisfactory gross margins; failure by Insulet to retain key supplier and payor partners; international business risks; Insulet's inability to obtain adequate coverage or reimbursement from third-party payors for the OmniPod System and potential adverse changes in reimbursement rates or policies relating to the OmniPod System; failure to retain key partner payors and their members; failure to retain and manage successfully Insulet's Medicare and Medicaid business; potential adverse effects resulting from competition with competitors; technological innovations adversely affecting the Company's business; potential termination of Insulet's license to incorporate a blood glucose meter into the OmniPod System; Insulet's ability to protect its intellectual property and other proprietary rights; conflicts with the intellectual property of third parties, including claims that Insulet's current or future products infringe the proprietary rights of others; adverse regulatory or legal actions relating to the OmniPod System; failure of Insulet's contract manufacturers or component suppliers to comply with FDA's quality system regulations, the potential violation of federal or state laws prohibiting "kickbacks" or protecting patient health information, or any challenges to or investigations into Insulet's practices under these laws; product liability lawsuits that may be brought against Insulet; reduced retention rates; unfavorable results of clinical studies relating to the OmniPod System or the products of Insulet's competitors; potential future publication of articles or announcement of positions by physician associations or other organizations that are unfavorable to Insulet's products; the expansion, or attempted expansion, into foreign markets; the concentration of substantially all of Insulet's manufacturing capacity at a single location in China and substantially all of Insulet's inventory at a single location in Massachusetts; Insulet's ability to attract and retain key personnel; Insulet's ability to manage its growth; failure to integrate successfully the Neighborhood Diabetes business; intense competition among distributors of diabetes supplies impairing Neighborhood Diabetes' business; loss by Neighborhood Diabetes of an opportunity to sell insulin pumps supplied by Insulet's competitors; failure by Neighborhood Diabetes to retain key supplier and payor partners; failure by Neighborhood Diabetes to retain supplier pricing discounts and achieve satisfactory gross margins; failure by Neighborhood Diabetes to retain and manage successfully its Medicare and Medicaid business; existence of unanticipated liabilities arising in connection with the Neighborhood Diabetes business; fluctuations in quarterly results of operations; risks associated with potential future acquisitions; the costs associated with the acquisition of Neighborhood Diabetes; Insulet's ability to generate sufficient cash to service all of its indebtedness; the expansion of Insulet's distribution network; Insulet's ability to successfully maintain effective internal controls; the volatility of Insulet's common stock; risks related to future sales of its common stock or the conversion of the 5.375% Convertible Senior Notes due June 15, 2013 or 3.75% Convertible Notes due June 15, 2016; potential limitations on Insulet's ability to use its net operating loss carryforwards; anti-takeover provisions in its organizational documents; and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 28, 2013 in the section entitled "Risk Factors," and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:
Stephanie Marks for Insulet Corporation
ir@insulet.com
877-PODD-IR1 (877-763-3471)

INSULET CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2013	2012
	(Unaudited) (In thousands, except share and per share data)
Revenue	$57,356	$47,754
Cost of revenue	32,201	27,458
Gross profit	25,155	20,296
Operating expenses:
Research and development	4,396	5,432
General and administrative	13,094	13,020
Sales and marketing	13,871	12,739
Total operating expenses	31,361	31,191
Operating loss	(6,206)	(10,895)
Other expense, net	(4,328)	(3,839)
Loss before income taxes	(10,534)	(14,734)
Income tax expense	(131)	(46)
Net loss	$(10,665)	$(14,780)
Net loss per share basic and diluted	$(0.20)	$(0.31)
Weighted-average number of shares used in calculating net loss per share	53,052,400	47,607,449

INSULET CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of March 31, 2013	As of December 31, 2012
	(Unaudited) (In thousands, except share and per share data)
ASSETS
Current Assets
Cash and cash equivalents	$148,065	$57,293
Accounts receivable, net	31,110	33,294
Inventories	9,199	14,867
Prepaid expenses and other current assets	6,383	4,482
Total current assets	194,757	109,936
Property and equipment, net	24,982	25,422
Intangible assets, net	21,568	22,963
Goodwill	37,536	37,536
Other assets	2,056	2,202
Total assets	$280,899	$198,059
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$8,544	$9,361
Accrued expenses	18,022	19,026
Deferred revenue	1,661	5,445
Current portion of long-term debt	14,733	14,429
Other current liabilities	20	25
Total current liabilities	42,980	48,286
Long-term debt	106,186	103,730
Other long-term liabilities	2,186	1,867
Total liabilities	151,352	153,883
Stockholders’ Equity
Preferred stock, $.001 par value:
Authorized: 5,000,000 shares at March 31, 2013 and December 31, 2012 Issued and outstanding: zero shares at March 31, 2013 and December 31, 2012	—	—
Common stock, $.001 par value:
Authorized: 100,000,000 shares at March 31, 2013 and December 31, 2012 Issued and outstanding: 53,301,450 and 48,359,063 shares at March 31, 2013 and December 31, 2012, respectively	53	48
Additional paid-in capital	621,710	525,679
Accumulated deficit	(492,216)	(481,551)
Total stockholders’ equity	129,547	44,176
Total liabilities and stockholders’ equity	$280,899	$198,059